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                                                                 Exhibit 23.3.1

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated January 25, 2001, on the consolidated financial statements of First Citizens Banc Corp as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in this Amendment No. 1 to the Registration Statement on Form S-4.


                                        /s/ Crowe, Chizek and Company LLP
                                        ---------------------------------
                                        Crowe, Chizek and Company LLP

Columbus, Ohio
January 16, 2002